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                                                                     EXHIBIT 8.2


                                                      June 15, 2006



Copa Holdings, S.A.
Boulevard Costa del Este
Avenida Principal y Avenida de la Rotonda
Urbanizacion Costa del Este
Complejo Business Park, Torre Norte
Parque Lefevre, Panama City
Panama

Ladies and Gentlemen:

                  We have acted as United States counsel to Copa Holdings, S.A., a corporation (sociedad anonima) duly incorporated under the laws of Panama (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of the Registration Statement on Form F-1 dated June 15, 2006 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 7,546,875 shares of Class A common stock.

                  We have examined the Registration Statement (File No. 333- ) filed by the Company under the Securities Act. In addition, we have examined, and have relied as to matters of fact upon, forms of the documents delivered to you at the closing, and upon originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and



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Copa Holdings, S.A.                   -2-                          June 12, 2006


representatives of the Company, and have made such other and further investigations, as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have assumed that any documents will be executed by the parties in the forms provided to and reviewed by us.

                  Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, and in the Registration Statement, we hereby confirm our opinion set forth in the Registration Statement under the caption "Income Tax Consequences--United States".

                  We do not express any opinion herein concerning any law other than the federal tax law of the United States.

                  We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading "Income Tax
Consequences--United States" in the Registration Statement.


                                   Very truly yours,

                                   /s/ SIMPSON THACHER & BARTLETT LLP

                                   SIMPSON THACHER & BARTLETT LLP